Exhibit 99.1

Contact: Ramses Erdtmann Vice President of Finance Phone: 408-215-3325

Pharmacyclics Inc. Receives Issue Notice of Significant Bruton’s Tyrosine Kinase (BTK) Patent

SUNNYVALE, Calif., Dec. 19, 2011 -- Pharmacyclics, Inc. (Nasdaq: PCYC), a biopharmaceutical company focused on developing and commercializing innovative small molecule drugs for the treatment of cancer and immune mediated diseases, announced today issue notification from the United States Patent & Trademark Office (USPTO, www.uspto.gov) of a patent entitled “Inhibitors of Bruton’s Tyrosine Kinase” and specifically claiming “an inhibited tyrosine kinase comprising an irreversible BTK inhibitor having a covalent bond to a cysteine residue of a Bruton’s tyrosine kinase (BTK)”. This U.S. patent 8,088,781 is set to issue on January 3, 2012.

“We are very pleased to announce to our stakeholders that the USPTO has granted us this patent, which further strengthens our BTK intellectual property portfolio and confirms Pharmacyclics as being the first in the BTK irreversible inhibitor space,” said Bob Duggan, Chairman and CEO of Pharmacyclics. “I consider it an honor and recognition of the knowledge, skill, and innovation of the Pharmacyclics employees and other individuals who were involved in the creation of this intellectual property.”

About BTK inhibitor, PCI-32765

PCI-32765 is a first-in-class oral, selective, irreversible BTK inhibitor, which Pharmacyclics is developing for the treatment of patients with B-cell malignancies. B-cell maturation is mediated by B-cell receptor (BCR) signal transduction and BTK is an essential part of the signaling pathway. Recent studies indicate that some B-cell lymphomas depend on chronic active signals from the BCR, and that suppression of this signaling by PCI-32765 can induce apoptosis and inhibit cell migration. Pharmacyclics is currently evaluating PCI-32765, in several Phase 2 clinical trials such as mantle cell lymphoma, chronic lymphocytic leukemia, diffuse large B-cell lymphoma, and multiple myeloma (for more information see www.clinicaltrials.gov) and planning for Phase 3 in mid-2012.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medial healthcare needs; and to identify promising product candidates based on scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. We are committed to high standards of ethics, scientific rigor, and operational efficiency as we move each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.